EXHIBIT 99.1

SMTC Corporation Reports Second Quarter Results

 MC Assembly Integration Completed;
Strong Year-over-Year Growth

TORONTO, Aug. 08, 2019 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX), a global electronics manufacturing services provider and winners of the Frost & Sullivan’s 2019 Best Practices Award for Customer Value Leadership in the Electronics Manufacturing Services Industry, today announced its second quarter 2019 results.

Second Quarter Financial Highlights

		Q2 2018		Q2 2018
$s in millions	Q2 2019	(as reported)	Change	Proforma[1]	Change
Revenue	$90.9	$44.5	104.4%	$82.0	10.9%
Gross Profit	$9.0	$4.3	109.2%	$8.3	8.4%
Gross Margin	9.9%	9.6%		10.1%
Adjusted Gross Profit[2]	$10.8	$4.4	145.5%	$8.4	28.6%
Adjusted Gross Profit Percentage[2]	11.9%	9.8%		10.3%
Net Loss	($2.5)	($0.1)	2398%	($1.1)	127%
Adjusted Net Income (Loss)[2]	$1.1	$0.2	450.0%	($0.7)
Adjusted EBITDA[2]	$6.1	$1.6	279.8%	$3.5	73.6%
Net Debt	$86.0	$19.7		$89.5

1Proforma assumes MC Assembly Holdings, Inc. (“MC Assembly”), acquired on November 9, 2018 had been acquired by SMTC on April 1, 2018, the first day of the second quarter of 2018.

2Adjusted Gross Profit, Adjusted Gross Profit percentage, and Adjusted Net Income (Loss) and Adjusted EBITDA are non-GAAP measures. Please refer to the section below labeled Non-GAAP information and the various reconciliations shown below in this press release.

SMTC Corporation (“SMTC”) experienced robust year-over-year revenue growth, up 104.4% from its reported revenue in the second quarter of 2018 and up 10.9% on a proforma basis which assumes that MC Assembly, acquired in the fourth quarter of 2018, had been part of STMC in the second quarter of 2018. Revenue from Test and Measurement, Industrial, Power and Clean Tech and Aerospace and Defense customers were large contributors to the year-over-year growth in revenue.

As reported and Proforma Adjusted EBITDA both increased significantly over the second quarter of 2018. The improvement in Adjusted EBITDA metrics was due to higher revenue and gains from operational efficiencies resulting from various company initiatives, synergies achieved and increased scale from the completed integration of the of MC Assembly.

“During Q2 we completed the integration of MC Assembly and turned our attention toward executing our strategic growth plans. We invested $1.3 million in capital improvements initiatives that are intended to improve operating efficiencies, enhance service to support our growing customer base, and create value for our shareholders in the second quarter,” said Ed Smith, STMC President and CEO.

“With tariff concerns high on the mind of our customers, we incurred additional costs in the second quarter as we shifted some customer production to Mexico. To address this growing customer concern about tariffs, we have expanded our North American capabilities and production capacity at two facilities acquired in the 2018 acquisition of MC Assembly. This quarter we are adding a new capability in our Billerica, United States location that provides our customers with world-class 'Quick-turn' manufacturing and should enable an accelerated launch timetable for our customers’ products with the flexibility to scale into a low-cost geography that is available from other SMTC sites. We also upgraded and expanded our capacity at its Fresnillo facility in Zacatecas, Mexico enabling a 25% increase in capacity, which we started to ramp up during the third quarter,” added Smith.

“As part of our strategy to improve our capital structure, at the end of June we completed a Rights Offering and Registered Direct Offering that generated aggregate proceeds of approximately $14.6 million. On July 3, 2019 we used $12 million of these proceeds to accelerate pay-off of our outstanding Term B debt. This week we refinanced our credit agreements which reduced the Term A outstanding balance to $40 million from $50 million, reduced our interest costs and expanded borrowing capacity under the asset-based revolver facilities to $65 million to better support our future growth,” Smith commented.

Outlook

“Customer concerns about the continuing impact of tariffs and macro-economic factors has caused, as we experienced in the second quarter, many customers to review and begin to revise where they outsource their manufacturing. While we believe SMTC is well positioned with our North American facilities, we expect customer demand may be impacted over the second half of the year as customers continue to react and adjust to the ongoing geo-political impacts on global trade. As a result, our current expectation for revenue and Adjusted EBITDA for 2019 will more likely approach the lower end of our prior guidance of $393 to $408 million in revenue and $27 to $29 million for Adjusted EBITDA,” noted Smith.

Financial Results Conference Call

SMTC will host a conference call which will start at 5:00 p.m. Eastern Time on Thursday, August 8, 2019. The conference call can be accessed by visiting the Investor Relations section of SMTC’s web site on the Investor Relations Calendar page at https://www.smtc.com/investors/news-events/ir-calendar or dialing 1-877-317-6789 (for U.S. participants) or 1-412-317-6789 (for participants outside of the U.S ten minutes prior to the start of the call and request to join the SMTC Corporation’s Second Quarter 2019 Results Conference Call).

The conference call will be available for rebroadcast from the Investor Relations section of SMTC’s web site on the Investor Relations Calendar page.

Non-GAAP information

Adjusted Gross Profit, Adjusted Gross Profit Percent, Adjusted Net Income (Loss), EBITDA, and Adjusted EBITDA are non-GAAP measures. Adjusted Gross Profit is computed as gross profit excluding unrealized gains or losses on unsettled forward foreign exchange contracts and amortization of intangible assets. Adjusted Gross Profit Percentage is computed as Adjusted Gross Profit divided by revenue. A reconciliation of Adjusted Gross Profit to gross profit is included in the attachment. Adjusted Net Income (Loss) is computed as Net Income (Loss) excluding restructuring charges, unrealized foreign exchange gains/losses on unsettled forward foreign exchange contracts, stock-based compensation, stock-based compensation – warrant revaluation, amortization of intangible assets, merger and acquisition related expenses and gains or losses on contingent consideration. A reconciliation of Adjusted Net Income (Loss) to Net Income (Loss) is included in the attachment.  EBITDA is defined as net income (loss) before Interest, taxes, depreciation and amortization. Adjusted EBITDA is computed as net income (loss) from operations excluding depreciation and amortization, restructuring charges, unrealized foreign exchange gains/losses on unsettled forward foreign exchange contracts, stock-based compensation, stock-based compensation – warrant revaluation, interest, income tax expense and merger and acquisition related expenses and gains or losses on contingent consideration. SMTC Corporation has provided in this release a non-GAAP calculation of Adjusted EBITDA as supplemental information regarding the operational performance of SMTC’s core business. A reconciliation of Adjusted EBITDA to Net Income (Loss) is included in the attachment. Management uses these non-GAAP financial measures internally in analyzing SMTC’s financial results to assess operational performance and liquidity as well as to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies. SMTC believes that these non-GAAP financial measures are useful for management and investors in assessing SMTC’s performance and when planning, forecasting and analyzing future periods. SMTC believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics we use in making operating decisions and because investors and analysts use it to help assess the health of our business. Non-GAAP measures are subject to limitations as these measures are not in accordance with, or an alternative for, United States Generally Accepted Accounting Principles (US GAAP) and may be different from non-GAAP measures used by other companies. Because of these limitations, investors should consider Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted Net Income (Loss) and Adjusted EBITDA along with other financial performance measures, including revenue, gross profit and net earnings (loss), as reflected in SMTC’s interim consolidated financial statements prepared in accordance with US GAAP.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements, which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward looking terminology such as  “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other and similar words, and include, but are not limited to, statements regarding the expected outcome of our capital expenditure initiatives, the anticipated benefits to our customers of recent facilities improvements, and other For these statements, we claim the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the electronics manufacturing services industry, component shortages, and others risks and uncertainties discussed in SMTC's most recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and SMTC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC

SMTC Corporation was founded in 1985 and acquired MC Assembly Holdings, Inc. in November 2018.  Following this acquisition, SMTC has more than 50 manufacturing and assembly lines in United States, China and Mexico which creates a powerful low-to-medium volume, high-mix, end-to-end global electronics manufacturing services (EMS) provider. With local support and expanded manufacturing capabilities globally, including fully integrated contract manufacturing services with a focus on global original equipment manufacturers and emerging technology companies, including those in the Defense and Aerospace, Industrial, Power and Clean Technology, Medical and Safety, Retail and Payment Systems, Semiconductors and Telecom, Networking and Communications; and Test and Measurement industries. As a mid-size provider of end-to-end EMS, SMTC provides printed circuit boards assemblies production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and was added to the Russell Microcap® Index in 2018. For further information on SMTC Corporation, please visit our website at www.smtc.com.

Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
	Three months ended		Six months ended

(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018

Revenue	$90,936	$44,479	$193,585	$81,599
Cost of sales	81,939	40,196	175,964	73,466
Gross profit	8,997	4,283	17,621	8,133
Selling, general and administrative expenses	6,600	3,647	13,298	7,156
Gain on Contingent Consideration	-	-	(3,050)	-
Restructuring charges	1,546	96	2,170	96

Operating earnings	851	540	5,203	881
Interest expense	2,800	403	5,670	710
Net income (loss) before income taxes	(1,949)	137	(467)	171
Income tax expense (recovery)
Current	416	196	695	306
Deferred	103	38	95	(46)
	519	234	790	260
Net loss and comprehensive loss	$(2,468)	$(97)	$(1,257)	$(89)

Basic loss per share	$(0.10)	$(0.01)	$(0.05)	$(0.01)
Diluted loss per share	$(0.10)	$(0.01)	$(0.05)	$(0.01)

Weighted average number of shares outstanding
Basic	23,557,944	17,222,439	23,403,431	17,131,971
Diluted	23,557,944	17,222,439	23,403,431	17,131,971

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	June 30, 2019	December 30, 2018
Assets

Current assets:
Cash	$634	$1,601
Accounts receivable - net	64,951	72,986
Unbilled contract assets	27,619	20,405
Inventories - net	46,149	53,203
Prepaid expenses and other assets	6,691	5,548
Derivative assets	-	15
Income taxes receivable	158	160
	146,202	153,918
Property, plant and equipment - net	26,855	28,160
Operating lease right of use assets - net	4,445	-
Goodwill	18,165	18,165
Intangible assets - net	16,247	19,935
Deferred financing costs - net	646	668
Deferred income taxes - net	285	380
Total assets	$212,845	$221,226

Liabilities and Shareholders' Equity

Current liabilities:
Revolving credit facility	13,748	$25,020
Accounts payable	66,639	76,893
Accrued liabilities	12,174	13,040
Warrant liability	1,948	2,009
Contingent consideration	-	3,050
Income taxes payable	213	12
Current portion of long-term debt	1,368	1,368
Current portion of operating lease obligations	1,891	-
Current portion of finance lease obligations	1,401	1,547
	99,382	122,939

Long-term debt	55,887	56,039
Operating lease obligations	3,019
Finance lease obligations	9,284	9,947
Total liabilities	167,572	188,925

Shareholders’ equity:
Capital stock	506	458
Additional paid-in capital	292,829	278,648
Deficit	(248,062)	(246,805)
	45,273	32,301
Total liabilities and shareholders' equity	$212,845	$221,226

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended		Six months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Operations:
Net loss	$(2,468)	$(97)	$(1,257)	$(89)
Items not involving cash:
Depreciation on property, plant and equipment	1,626	769	3,253	1,543
Amortization of acquired Intangible assets	1,844	-	3,688	-
Unrealized foreign exchange gain on unsettled forward
exchange contracts	-	89	-	(230)
Deferred income taxes (recovery)	103	38	95	(46)
Amortization of deferred financing fees	274	12	545	21
Stock-based compensation	97	77	185	203
Change in fair value of warrant liability	40	-	(61)	-
Change in fair value of contingent consideration	-	-	(3,050)	-

Change in non-cash operating working capital:
Accounts receivable	9,229	(1,223)	8,035	(3,016)
Unbilled contract assets	(3,411)	(1,339)	(7,214)	(6,488)
Inventories	2,511	(4,516)	7,054	(2,851)
Prepaid expenses and other assets	(61)	(1,068)	(1,128)	(1,437)
Income taxes payable	174	-	203	(48)
Accounts payable	(12,100)	4,383	(10,130)	8,995
Accrued liabilities	(952)	177	(866)	1,361
Net change in operating lease right of use asset and liability	65	-	465	-
	(3,029)	(2,698)	(183)	(2,082)
Financing:
Advances (repayments) of revolving credit facility	(9,888)	1,940	(11,272)	(209)
Repayments of long-term debt	(312)	(500)	(625)	(1,000)
Principal repayments of finance lease obligations	(392)	(50)	(809)	(94)
Proceeds from issuance of common stock	14,044	361	14,044	361
Equipment facility advance	-	1,894	-	1,894
Debt issuance and deferred financing fees	(50)	(15)	(50)	(48)
	3,402	3,630	1,288	904
Investing:
Purchase of property, plant and equipment	(1,335)	(2,301)	(2,072)	(2,405)
	(1,335)	(2,301)	(2,072)	(2,405)
Decrease in cash	(962)	(1,369)	(967)	(3,583)
Cash, beginning of period	1,596	3,322	1,601	5,536
Cash, end of the period	$634	$1,953	$634	$ 1,953

Supplementary Information:
Reconciliation of Adjusted EBITDA
	Three months ended		Six months ended
		Note 1		Note 1
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018

Net loss	$(2,468)	$(97)	$(1,257)	$(89)
Add (deduct):
Depreciation of property, plant and equipment	1,626	769	3,253	1,543
Amortization of Intangible assets	1,844	-	3,688	-
Interest	2,800	403	5,670	710
Income tax expense	519	234	790	260

EBITDA	$4,321	$1,309	$12,144	$2,424

Add (deduct):
Stock compensation expense	97	77	185	203
Stock compensation expense - warrant revaluation	40	-	(61)	-
Restructuring charges	1,546	96	2,170	96
Merger and acquisitions related expenses	73	-	164	-
Contingent Consideration reversal	-	-	(3,050)	-
Unrealized foreign exchange loss (gain)	-	89	-	(230)
on unsettled forward exchange contracts

Adjusted EBITDA	$6,077	$1,571	$11,552	$2,493

Note 1: Reflects historical SMTC results as filed

Supplementary Information:
Reconciliation of Adjusted Gross Profit

	Three months ended		Six months ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018

Gross Profit	$8,997	$4,283	$17,621	$8,133
Add (deduct):
Amortization of intangible assets	1,844	-	3,688	-
Unrealized foreign exchange loss (gain)
on unsettled forward exchange contracts	-	89	-	(230)

Adjusted Gross Profit	$10,841	$4,372	$21,309	$7,903

Adjusted Gross Profit Percentage	11.9%	9.8%	11.0%	9.7%

Supplementary Information:
Reconciliation of Adjusted Net (Loss) Income	Three months ended		Six months ended

	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Net Loss	$(2,468)	$(97)	$(1,257)	$(89)
add back

Amortization of intangible assets	1,844	-	3,688	-
Unrealized foreign exchange loss (gain)
on unsettled forward exchange contracts	-	89	-	(230)
Stock compensation expense	97	77	185	203
Stock Revaluation of Warrant	40	-	(61)	-
Restructuring charges	1,546	96	2,170	96
Merger and acquisitions related expenses	73	-	164	-
Contingent Consideration reversal	-	-	(3,050)	-

Adjusted Net Income (Loss)	1,132	165	1,839	(20)

Supplementary Information:
Reconciliation of Net Debt

			Proforma
	June 30, 2019	July 1, 2018	July 1, 2018

Revolver	$13,748	11,981	31,414
Term Debt	61,376	8,894	46,629
Discount (Term Debt)	(4,121)	-	597
Capital Lease (Finance)	10,685	796	12,850
Capital Lease (Operating)	4,910	-	-
	$86,598	21,671	91,490
Cash	(634)	(1,953)	2,024
Net Debt	$85,964	19,718	89,466

Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	SMTC	MC	Proforma
	July 1, 2018	July 1, 2018	July 1, 2018

Revenue	$44,479	$37,544	$82,023
Cost of sales	40,196	33,505	73,701
Gross profit	4,283	4,038	8,321
Selling, general and administrative expenses	3,647	2,946	6,593
Restructuring charges	96	153	249

Operating income	540	939	1,479
Interest expense	403	1,835	2,238
Income (loss) before income taxes	137	(895)	(758)
Income tax expense (recovery)
Current	196	112	308
Deferred	38	-	38
	234	112	346
Net loss from continuing operations	(97)	(1,007)	(1,104)
Net loss, and comprehensive loss	$(97)	$(1,007)	$(1,104)

Supplementary Information:
Reconciliation of Adjusted EBITDA

	SMTC	MC	Proforma
	July 1, 2018	July 1, 2018	July 1, 2018

Net loss	$(97)	$(1,007)	$(1,104)
Add (deduct):
Depreciation of property, plant and equipment	769	828	1,597
Interest	403	1,835	2,238
Income tax expense	234	112	346

EBITDA	$1,309	$1,767	$3,076

Add (deduct):
Stock compensation expense	77	-	77
Restructuring charges	96	153	249
Unrealized foreign exchange loss	89	-	89
on unsettled forward exchange contracts

Adjusted EBITDA	1,571	1,920	3,491

Reconciliation of Adjusted Gross Profit

	SMTC	MC	Proforma
	July 1, 2018	July 1, 2018	July 1, 2018

Gross Profit	$4,283	$4,038	$8,321
Add (deduct):
Unrealized foreign exchange loss
on unsettled forward exchange contracts	89	-	89
Adjusted Gross Profit	$4,372	$4,038	$8,410
Adjusted Gross Profit %	9.8%	10.8%	10.3%

Investor Relations Contact

Peter Seltzberg
Managing Director
Darrow Associates, Inc.
516-419-9915
pseltzberg@darrowir.com